UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K


                                  CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): January 17, 2008

                               HORIZON FINANCIAL CORP.
              (Exact name of registrant as specified in its charter)

         Washington                    0-27062                91-1695422
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)                File Number)         Identification No.)

1500 Cornwall Avenue, Bellingham, Washington                     98225
  (Address of principal executive offices)                     (Zip Code)

     Registrant's telephone number (including area code):  (360) 733-3050


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On January 17, 2008, Horizon Financial Corp. issued its earnings release for the quarter ended December 31, 2007. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

     (c)    Exhibits

     99.1   Press Release of Horizon Financial Corp. dated January 17, 2008.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    HORIZON FINANCIAL CORP.



Date: January 17, 2008              By: /s/Richard P. Jacobson
                                        -------------------------------------
                                        Richard P. Jacobson
                                        President and Chief Executive Officer

                                 Exhibit 99.1

Contacts:
          Horizon Financial Corp.
          V. Lawrence Evans, Chairman
          Rich Jacobson, CEO
          Dennis Joines, President & COO                        NEWS RELEASE
          360.733.3050

==============================================================================

         Horizon Financial Earns $0.39 in Third Quarter of Fiscal 2008;
         --------------------------------------------------------------
                      Loan Portfolio Grows 14 Percent
                      -------------------------------

BELLINGHAM, WA, -- January 17, 2008 -- Horizon Financial Corp. (Nasdaq: HRZB) today reported that it had strong loan growth and solid profits in the third quarter of fiscal 2008, ended December 31, 2007. Horizon reported earnings of $4.7 million, or $0.39 per diluted share, for the quarter ended December 31, 2007, compared to $4.9 million, or $0.40 per share, in the immediate prior quarter of September 30, 2007 and $4.9 million, or $0.39 per diluted share for the third quarter for fiscal 2007. Earnings for the nine months ended December 31, 2007 increased 4% to $14.6 million, or $1.19 per diluted share, compared to $14.1 million, or $1.14 per diluted share for the first nine months of fiscal 2007.

Third Quarter Fiscal 2008 Highlights (for the quarter ended December 31, 2007, compared to December 31, 2006):

    * Deposits topped the $1 billion threshold ending the quarter at $1.01 billion.
    * Earnings per share benefitted from an active share repurchase program.
    * Net interest income grew 3% to $13.8 million from $13.4 million.
    * Tangible book value per share grew 8% to $10.60 from $9.81.
    * Asset quality continues to be acceptable:
       o Non-performing assets were just 0.12% of total assets compared to 0.09% a year ago.
       o Loan loss reserves are 1.50% of net loans receivable compared to 1.53% a year ago.

``Our local economy continues to perform very well in terms of employment and population growth, with strength coming from aerospace, software, export trade and services. Although our housing markets showed its first decline in median prices in sixteen years, we are still well ahead of the national trend on the health of our residential real estate,'' stated V. Lawrence Evans, Chairman. ``We cannot, however, be sure that the national trend of slowing home sales and downward pressure on home prices will not weaken the residential development in our region. We remain diligent in monitoring our construction and land development portfolios for signs of credit weakness.''

Statewide job growth in December was strong with overall employment growing 2.7% year over year. Washington statewide unemployment in December fell to 4.8% (not seasonally adjusted) from 5.0% a year ago. Bellingham's unemployment was only 4.1%, continuing to reap the benefits of its location between Seattle and Vancouver B.C. Tacoma and Mt. Vernon-Anacortes also are showing excellent job growth, with unemployment remaining at 5.1% in December equal to a year ago. Snohomish County saw unemployment fall to 4.2% from 4.6% and Pierce County saw unemployment inch up to 4.9% from 4.8% a year ago.

Residential mortgage originations increased both in the quarter and year-to-date and account for 13% of the total loan portfolio. ``While we do not have any direct exposure to subprime loans, the softness in our real estate markets are undoubtedly affected by fewer buyers being able to qualify for new loans and the psychological impact of the credit squeeze,'' said Rich Jacobson, Chief Executive Officer. ``Construction and land development loans account for 40% of our loan portfolio and have contributed to solid growth in the past few years in our balance sheet. As inventory levels of homes have increased locally, however, we are seeing builders reduce their investments in new projects, and we expect loan growth will slow this year.''

Conference Call Information

Management will host a conference call today, January 17, 2008 at 1:30 pm PST (4:30 pm EST) to discuss the third quarter and fiscal 2008 year-to-date results. The live call can be accessed by dialing (303) 262-2130. The replay, which will be available for a month beginning shortly after the call concludes, can be heard at (303) 590-3000 using access code 11104842#.

                                      (more)

HRZB Reports Third Quarter Fiscal 2008 Profits
January 17, 2008
Page 2

Review of Operations

In the third quarter of fiscal 2008, net revenues (net interest income plus non-interest income) totaled $15.3 million, up 3% from $14.8 million a year ago and down 2% from the immediate prior quarter. For the first nine months of fiscal 2008, revenues increased 6% to $46.0 million from $43.6 million in the first nine months of fiscal 2007. Interest income grew 7% in the current quarter and 12% year-to-date, while interest expense increased 11% in the current quarter and 21% year-to-date.

Third quarter non-interest income grew 7% to $1.5 million compared to $1.4 million in the third quarter of fiscal 2007, primarily from growth in service fees associated with our increased deposit base. In the first nine months of fiscal 2008, non-interest income grew 12% to $4.8 million from $4.3 million during the comparable period in fiscal 2007. Residential mortgage originations were up 19% in the quarter and 41% year-to-date, providing a solid contribution to revenues as well as contributing to portfolio growth.

Third quarter operating (non-interest) expense grew 5% to $7.4 million from $7.1 million in the third quarter of fiscal 2007. Year-to-date operating expense increased 8% to $22.1 million from $20.5 million in the first nine months of fiscal 2007, reflecting branch expansion and overall growth of the franchise.

The net interest margin was 4.40% in the third quarter of fiscal 2008, a decrease of 23 basis points from the immediate prior quarter and down 30 basis points from the same period a year ago, reflecting the significant cuts in short term rates over the past year. The yield on earning assets was 8.26% in the third quarter of fiscal 2008, a decrease from 8.60% in the preceding quarter and 8.51% in the third quarter of fiscal 2007. In the third quarter of fiscal 2008, the cost of interest-bearing liabilities was 4.00%, down 10 basis points from the preceding quarter and up seven basis points from the year ago quarter. Year-to-date, the net interest margin was 4.54% compared to 4.76% for the nine months ended December 31, 2006.

For the first nine months of fiscal 2008, the yield on interest-earning assets was 8.46% compared to 8.31% for the first nine months of fiscal 2007. Year-to-date, the cost of interest-bearing liabilities was 4.05% compared to 3.67% in the year-ago period. ``With 58% of our loan portfolio tied to the prime lending rate, any further reductions in the prime lending rate will continue to impact revenues and net interest margin. Over time, however, as our time deposits renew in this lower interest rate environment, some of the impact of lower yields will be partially offset by an improvement in liability costs. We will see more than $300 million in fixed rate deposits maturing in the next six months,'' said Dennis Joines, President and COO.

Third quarter return on average equity was 14.72% compared to 15.49% in the immediate prior quarter and 16.35% in the third quarter of fiscal 2007. Return on average assets was 1.38% in the third quarter of fiscal 2008, compared to 1.48% in the preceding quarter and 1.57% in the third quarter of fiscal 2007. Year-to-date, return on average equity was 15.45% and the return on average assets was 1.47%, compared to 16.13% and 1.57% respectively, in the first nine months of fiscal 2007. The efficiency ratio was 48.46% in the third quarter of fiscal 2008 compared to 47.91% in the immediate prior quarter and 47.53% in the third quarter of fiscal 2007. In the first nine months of fiscal 2008, the efficiency ratio was 48.09% compared to 47.01% in the year ago period. ``With the opening of the new Puyallup office and a new home loan center this last summer, overhead growth outpaced our modest revenue growth,'' Joines said.

Balance Sheet Review

Total assets grew 11% to $1.39 billion at December 31, 2007, from $1.25 billion at December 31, 2006. Net loans increased 14% to $1.19 billion at the end of December 2007 compared to $1.04 billion a year earlier. The loan mix continues to reflect the business banking focus of the lending team, with commercial real estate loans representing 69% of net loans, commercial loans representing 14%, residential 13%, and consumer 4% of net loans. ``As the demand for residential construction loans declines, we intend to expand our commercial lending emphasis, to better diversify our loan mix,'' Jacobson noted.

``Our asset quality remains good at December 31, 2007, despite the addition of a $990,000 loan to nonperforming status during the quarter,'' said Jacobson. ``This loan, which is secured by five homes that are completed, or very close to completion, is participated with another institution, so our share is $990,000. We do not anticipate material losses from selling these remaining five homes.''

Non-performing loans (NPLs) were $990,000 at December 31, 2007 representing ..08% of net loans receivable and non-performing assets (NPAs) totaled $1.6 million or 0.12% of total assets. A year ago, both NPLs and NPAs were $1.1 million, or 0.10% of net loans and 0.09% of total assets.

``We are closely watching our construction and land development loans, and believe there is a potential for significant additions to non-performing loans in the near future,'' Jacobson said. ``Specifically, we are currently monitoring three loans

                                 (more)

HRZB Reports Third Quarter Fiscal 2008 Profits
January 17, 2008
Page 3

outstanding to a builder in Pierce County secured by single family residential real estate developments. One loan, with a balance of $5.6 million at December 31, 2007, is secured by a project which appears to be progressing in a satisfactory manner, and we anticipate being able to work through the remaining lots and homes to permit repayment. However, the other two loans are secured by developments seeing slower sales activity, and success in these other projects is less certain. These two loans have combined balances outstanding of $6.4 million at December 31, 2007. The possibility exists that if activity does not improve in these developments, these loans may ultimately need to be placed on non-accrual. If this $6.4 million had been on non-accrual at December 31, 2007, our NPAs would have equaled 0.58% of total assets. Based on our most recent analysis, we do not project a material loss of principal from these credits at this time. Further, we believe that the loss potential for all NPAs is properly reserved.''

The provision for loan losses was $900,000 in the third quarter of fiscal 2008, $800,000 in the immediate prior quarter, and $450,000 in the third quarter of fiscal 2007. Year-to-date the provision for loan losses totaled $2.1 million compared to $1.9 million a year ago. Net charge-offs were $32,000 in the third quarter of fiscal 2008, $39,000 in the immediate prior quarter of fiscal 2008, and in the third quarter of fiscal 2007, the Company posted a recovery of $8,000. Year-to-date, net charge-offs totaled $98,000 compared to $65,000 a year ago. The reserve for loan losses totaled $17.9 million at December 31, 2007, representing 1.50% of net loans receivable compared to $16.0 million, or 1.53% of net loans receivable at December 31, 2006.

Total deposits increased 6% to $1.01 billion at the end of December 2007, compared to $953 million a year earlier. Transaction accounts decreased 2% to $358 million, compared to $367 million a year ago, and time deposits increased 11% to $652 million at December 31, 2007 compared to $586 million at December 31, 2006.

At December 31, 2007, Horizon's book value was $10.66 per share, compared to $9.87 per share a year earlier, and tangible book value was $10.60 per share at December 31, 2007, up from $9.81 per share a year ago. During the quarter ended December 31, 2007, Horizon repurchased 133,200 shares of its common stock at an average price of $17.32 per share. In the first nine months of fiscal 2008, Horizon repurchased 280,400 shares at an average price of $19.37 per share.

Horizon Financial Corp. is a $1.4 billion, state-chartered bank holding company headquartered in Bellingham, Washington. Its primary subsidiary, Horizon Bank, is a state-chartered commercial bank that operates 19 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce counties, Washington.

Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: the ability to successfully expand existing relationships, deposit pricing and the ability to gather low-cost deposits, success in new markets and expansion plans, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, loan quality and the loss levels expected on non-performing loans, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's SEC filings. Accordingly, undue reliance should not be placed on forward-looking statements. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Economic data was derived from reports by the Washington State Employment Security Department, Labor Market and Economic Analysis at http://www.workforceexplorer.com, Marple's Pacific Northwest Letter at http://www.marples.com, and other real estate data at http://www.wcrer.wsu.edu and nwrealestate.com.

                                    (more)

HRZB Reports Third Quarter Fiscal 2008 Profits
January 17, 2008
Page 4

 CONSOLIDATED STATEMENTS OF INCOME

 (unaudited)              Quarter              Quarter              Quarter
 (in 000s,                 Ended     Three      Ended     One        Ended
  except share            Dec 31,    Month     Sept 30,   Year      Dec 31,
  data)                    2007     Change      2007     Change      2006
 ----------------------------------------------------------------------------
 Interest income:
   Interest on loans    $    24,917     0%   $    24,881     7%   $    23,277
   Interest and
    dividends on
    securities                  992    -2%         1,011    -3%         1,022
                        -----------          -----------          -----------
     Total
      interest income        25,909     0%        25,892     7%        24,299

 Interest expense:
   Interest on deposits       9,573    -2%         9,818    10%         8,715
   Interest on
    borrowings                2,536    19%         2,131    17%         2,162
                        -----------          -----------          -----------
     Total interest
      expense                12,109     1%        11,949    11%        10,877
                        -----------          -----------          -----------
     Net interest
      income                 13,800    -1%        13,943     3%        13,422

   Provision for
    loan losses                 900    13%           800   100%           450
                        -----------          -----------          -----------
     Net interest income
      after provision
      for loan losses        12,900    -2%        13,143    -1%        12,972

 Non-interest income:
   Service fees                 893    -3%           918     9%           823
   Net gain on sales of
    loans - servicing
    released                    170    -2%           173     5%           162
   Net gain on sales of
    loans - servicing
    retained                      1   -80%             5   -93%            14
   Other                        452   -12%           516     8%           420
                        -----------          -----------          -----------
     Total non-interest
      income                  1,516    -6%         1,612     7%         1,419

 Non-interest expense:
   Compensation and
    employee benefits         4,205    -2%         4,296     1%         4,159
   Building occupancy         1,232     5%         1,177    12%         1,099
   Other expenses             1,554     1%         1,532    11%         1,395
   Data processing              234    -2%           238    10%           212
   Advertising                  197    -6%           209     4%           189
                        -----------          -----------          -----------
     Total non-interest
      expense                 7,422     0%         7,452     5%         7,054

 Income before provision
  for income taxes            6,994    -4%         7,303    -5%         7,337
 Provision for
  income taxes                2,282    -5%         2,390    -7%         2,454
                        -----------          -----------          -----------
 Net Income             $     4,712    -4%   $     4,913    -4%   $     4,883
                        ===========          ===========          ===========

 Earnings per share:
   Basic earnings
    per share           $      0.39    -3%   $      0.40    -3%   $      0.40
   Diluted earnings
    Per share           $      0.39    -3%   $      0.40     0%   $      0.39

 Weighted average
  shares outstanding:
   Basic                 12,064,265    -1%    12,155,532    -2%    12,266,820
   Common stock
    equivalents              93,200    -8%       101,265   -27%       127,999
                        -----------          -----------          -----------
   Diluted               12,157,465    -1%    12,256,797    -2%    12,394,819
                        ===========          ===========          ===========


                                         (more)

HRZB Reports Third Quarter Fiscal 2008 Profits
January 17, 2008
Page 5

CONSOLIDATED STATEMENTS OF INCOME
                                      Nine Months          Nine Months
                                         Ended                Ended
 (unaudited) (in 000s,                  Dec 31,              Dec 31,
  except per share data)                 2007      Change     2006
 ---------------------------------------------------------------------
 Interest income:
   Interest on loans                  $    73,683    13%   $    65,428
   Interest and dividends on
    securities                              3,017    -1%         3,047
                                      -----------          -----------
     Total interest income                 76,700    12%        68,475

 Interest expense:
   Interest on deposits                    28,858    24%        23,239
   Interest on borrowings                   6,658    11%         5,999
                                      -----------          -----------
     Total interest expense                35,516    21%        29,238
                                      -----------          -----------
     Net interest income                   41,184     5%        39,237

   Provision for loan losses                2,100    14%         1,850
                                      -----------          -----------
     Net interest income after
      provision for loan losses            39,084     5%        37,387

 Non-interest income:
   Service fees                             2,692     9%         2,474
   Net gain on sales of loans -
    servicing released                        657    11%           594
   Net gain on sales of loans -
    servicing retained                         18   -18%            22
   Net gain on sales of investment
    securities                                 --  -100%            19
   Other                                    1,463    20%         1,221
                                      -----------          -----------
     Total non-interest income              4,830    12%         4,330

 Non-interest expense:
   Compensation and employee benefits      12,632     4%        12,133
   Building occupancy                       3,493    14%         3,068
   Other expenses                           4,679    14%         4,099
   Data processing                            713    11%           642
   Advertising                                612    14%           539
                                      -----------          -----------
     Total non-interest expense            22,129     8%        20,481

 Income before provision for income tax    21,785     3%        21,236
 Provision for income tax                   7,144     0%         7,121
                                      -----------          -----------
 Net Income                           $    14,641     4%   $    14,115
                                      ===========          ===========

 Earnings per share:
   Basic earnings per share           $      1.21     5%   $      1.15
   Diluted EPS                        $      1.19     4%   $      1.14

 Weighted average shares outstanding:
   Basic                               12,148,772    -1%    12,297,369
   Common stock equivalents               103,548   -14%       120,510
                                      -----------          -----------
   Diluted                             12,252,320    -1%    12,417,879
                                      ===========          ===========

                                         (more)

HRZB Reports Third Quarter Fiscal 2008 Profits
January 17, 2008
Page 6

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

 (unaudited)
 (in 000s,                           Three                 One
  except share            Dec 31,    Month     Sept 30,    Year     Dec 31,
  data)                    2007      Change     2007      Change     2006
 ----------------------------------------------------------------------------
 Assets:
   Cash and due
    from banks          $    24,807    34%   $    18,457   -17%   $    29,785
   Interest-bearing
    deposits                  2,785   -59%         6,836   -74%        10,832
   Investment securities -
    available for sale       47,981    -7%        51,652   -14%        55,676
   Investment securities -
    held to maturity             --  -100%           370  -100%           370
   Mortgage-backed
    securities -
    available for sale       32,404     2%        31,865    21%        26,817
   Mortgage-backed
    securities -
    held to maturity             47   -40%            78   -79%           222
   Federal Home Loan Bank
    stock                     7,247     0%         7,247     0%         7,247
   Loans held for sale        2,561    63%         1,571   -45%         4,639
   Gross loans
    receivable            1,208,529     4%     1,163,436    14%     1,059,013
   Reserve for
    loan losses             (17,891)    5%       (17,023)   12%       (15,969)
                        -----------          -----------          -----------
   Net loans receivable   1,190,638     4%     1,146,413    14%     1,043,044
   Investment in real
    estate in a joint
    venture                  17,475     0%        17,406     2%        17,136
   Accrued interest and
    dividends receivable      7,881     2%         7,691    14%         6,894
   Property and
    equipment, net           28,127    -1%        28,551     4%        27,011
   Net deferred income
    tax assets                4,351    18%         3,683   105%         2,124
   Income tax receivable      1,279    61%           794    53%           837
   Other real
    estate owned                655   -10%           725    NA             --
   Other assets              23,077     1%        22,792     7%        21,572
                        -----------          -----------          -----------
     Total assets       $ 1,391,315     3%   $ 1,346,131    11%   $ 1,254,206
                        ===========          ===========          ===========

 Liabilities:
   Deposits             $ 1,009,940     1%   $   997,555    6%    $   953,143
   Other borrowed
    funds                   222,555    17%       189,738   49%        149,004
   Borrowing related to
    investment in real
    estate in a joint
    venture                  21,947     2%        21,419    11%        19,771
   Accounts payable and
    other liabilities         6,757    -3%         6,955   -25%         8,996
   Advances by borrowers
    for taxes and
    insurance                   215   -48%           417    -2%           220
   Deferred compensation      1,963    -1%         1,982     0%         1,972
                        -----------          -----------          -----------
     Total liabilities  $ 1,263,377     4%   $ 1,218,066    11%   $ 1,133,106

 Stockholders' equity:
   Serial preferred
    stock, $1.00 par
    value; 10,000,000
    shares authorized;
    none issued
    or outstanding               --                   --                   --
   Common stock, $1.00
    par value; 30,000,000
    shares authorized;
    11,998,978,
    12,123,595, and
    12,266,629 shares
    outstanding         $    11,999    -1%   $    12,124    -2%        12,267
   Additional paid-in
    capital                  50,839    -1%        51,199    -1%        51,412
   Retained earnings         62,709     2%        61,207    17%        53,752
   Accumulated other
    comprehensive income      2,391   -32%         3,535   -35%         3,669
                        -----------          -----------          -----------
     Total stockholders'
      equity                127,938     0%       128,065     6%       121,100
                        -----------          -----------          -----------
     Total liabilities
      and stockholders'
      equity            $ 1,391,315     3%   $ 1,346,131    11%   $ 1,254,206
                        ===========          ===========          ===========

 Intangible assets:
   Goodwill             $       545     0%   $       545     0%   $       545
   Mortgage
    servicing asset             227    -3%           233   -12%           259
                        -----------          -----------          -----------
   Total intangible
    assets              $       772    -1%   $       778    -4%   $       804
                        ===========          ===========          ===========


                                         (more)

HRZB Reports Third Quarter Fiscal 2008 Profits
January 17, 2008
Page 7

 LOANS (unaudited)
 (in 000s)             Dec 31, 2007      Sept 30, 2007      Dec 31, 2006
 ---------------------------------------------------------------------------
 1-4 Mortgage
   1-4 Family
    residential         $  164,933        $   159,824        $  150,500
   1-4 Family
    construction            36,584             34,032            26,220
   Participations sold     (49,105)           (50,655)          (56,541)
                        ----------        -----------        ----------
 Subtotal                  152,412            143,201           120,179

 Construction and
  land development         477,908            458,838           390,112
 Multi family
  residential               45,415             46,631            51,504
 Commercial real estate    312,669            296,453           297,962
 Commercial loans          168,120            165,356           145,378
 Home equity secured        44,267             44,971            48,278
 Other consumer loans        7,738              7,986             5,600
                        ----------        -----------        ----------
 Subtotal                1,056,117          1,020,235           938,834
                        ----------        -----------        ----------
 Subtotal                1,208,529          1,163,436         1,059,013
 Less:
   Reserve for
    loan losses            (17,891)           (17,023)          (15,969)
                        ----------        -----------        ----------
 Net loans
  receivable            $1,190,638        $ 1,146,413        $1,043,044
                        ==========        ===========        ==========

 Net residential loans  $  151,151   13%  $   142,031   12%     119,164   11%
 Net commercial loans      165,077   14%      162,402   14%     142,695   14%
 Net commercial
  real estate loans        823,257   69%      789,882   69%     728,150   70%
 Net consumer loans         51,153    4%       52,098    5%      53,035    5%
                        ---------------   ----------------   ---------------
                        $1,190,638  100%  $ 1,146,413  100%  $1,043,044  100%
                        ===============   ================   ===============

 DEPOSITS (unaudited)
 (in 000s)              Dec 31, 2007      Sept 30, 2007      Dec 31, 2006
 ---------------------------------------------------------------------------
 Demand Deposits
   Savings              $   18,880    2%  $    19,183    2%  $   22,534    3%
   Checking                 71,300    7%       77,341    8%      76,513    8%
   Checking - non
    interest bearing        81,747    8%       76,260    7%      88,862    9%
   Money market            186,402   18%      217,790   22%     179,503   19%
                        ---------------   ----------------   ---------------
 Subtotal                  358,329   35%      390,574   39%     367,412   39%

 Certificates of Deposit
   Under $100,000          280,276   28%      277,848   28%     269,745   28%
   $100,000 and above      273,437   27%      260,534   26%     238,349   25%
   Brokered Certificates
    of Deposit              97,898   10%       68,599    7%      77,637    8%
                        ---------------   ----------------   ---------------
 Total Certificates
  of Deposit               651,611   65%      606,981   61%     585,731   61%

                        ---------------   ----------------   ---------------
 Total                  $1,009,940  100%  $   997,555  100%  $  953,143  100%
                        ===============   ================   ===============


 WEIGHTED AVERAGE INTEREST RATES:
                                                            Nine      Nine
                            Quarter   Quarter   Quarter    Months    Months
                             Ended     Ended     Ended     Ended     Ended
                             Dec 31,  Sept 30,   Dec 31,   Dec 31,   Dec 31,
 (unaudited)                  2007      2007      2006      2007      2006
 ------------------------------------------------------    -----------------
 Yield on loans                8.55%     8.93%     8.86%     8.78%     8.68%
 Yield on investments          4.47%     4.47%     4.46%     4.47%     4.36%
                              -----     -----     -----     -----     -----
   Yield on interest-
    earning assets             8.26%     8.60%     8.51%     8.46%     8.31%

 Cost of deposits              3.88%     3.96%     3.74%     3.91%     3.47%
 Cost of borrowings            4.52%     4.93%     4.91%     4.77%     4.72%
                              -----     -----     -----     -----     -----
   Cost of interest-
    bearing liabilities        4.00%     4.10%     3.93%     4.05%     3.67%


                                         (more)

HRZB Reports Third Quarter Fiscal 2008 Profits
January 17, 2008
Page 8

 AVERAGE BALANCES
                                                         Nine        Nine
                    Quarter     Quarter     Quarter     Months      Months
                     Ended       Ended       Ended       Ended       Ended
 (unaudited)        Dec 31,    Sept 30,     Dec 31,     Dec 31,     Dec 31,
 (in 000s)           2007        2007        2006        2007        2006
 ---------------------------------------------------------------------------
 Loans            $1,165,555  $1,114,386  $1,050,934  $1,118,727  $1,005,299
 Investments          88,687      90,469      91,633      90,053      93,096
                  ----------  ----------  ----------  ----------  ----------
   Total interest-
    earning
    assets         1,254,242   1,204,855   1,142,567   1,208,780   1,098,395

 Deposits            987,250     992,531     931,357     983,495     893,761
 Borrowings          224,558     172,738     176,135     186,038     169,421
                  ----------  ----------  ----------  ----------  ----------
   Total interest-
    bearing
    liabilities   $1,211,808  $1,165,269   1,107,492   1,169,533   1,063,182

 Average assets   $1,368,723  $1,324,836  $1,243,702  $1,327,829  $1,198,728
 Average
  stockholders'
  equity          $  128,002  $  126,850  $  119,475  $  126,373  $  116,668


 CONSOLIDATED FINANCIAL RATIOS
                                                          Nine        Nine
                     Quarter     Quarter     Quarter     Months      Months
                      Ended       Ended       Ended       Ended       Ended
                     Dec 31,    Sept 30,     Dec 31,     Dec 31,     Dec 31,
 (unaudited)          2007        2007        2006        2007        2006
 ---------------------------------------------------------------------------
 Return on average
  assets                1.38%       1.48%       1.57%       1.47%       1.57%
 Return on average
  equity               14.72%      15.49%      16.35%      15.45%      16.13%
 Efficiency ratio      48.46%      47.91%      47.53%      48.09%      47.01%
 Net interest
  spread                4.27%       4.49%       4.58%       4.41%       4.64%
 Net interest margin    4.40%       4.63%       4.70%       4.54%       4.76%
 Equity-to-assets
  ratio                 9.20%       9.51%       9.66%
 Equity-to-deposits
  ratio                12.67%      12.84%      12.71%
 Book value
  per share       $    10.66  $    10.56  $     9.87
 Tangible
  book value
  per share       $    10.60  $    10.50  $     9.81


 RESERVE FOR LOAN LOSSES

                                                         Nine        Nine
                    Quarter     Quarter     Quarter     Months      Months
 (unaudited)         Ended       Ended       Ended       Ended       Ended
 (dollars           Dec 31,    Sept 30,     Dec 31,     Dec 31,     Dec 31,
  in 000s)           2007        2007        2006        2007        2006
 ---------------------------------------------------------------------------
 Balance at
  beginning
  of period       $   17,023  $   16,262  $   15,511  $   15,889  $   14,184
 Provision for loan
  losses                 900         800         450       2,100       1,850
 Charge offs -
  net of
  recoveries             (32)        (39)          8         (98)        (65)
                  ----------  ----------  ----------  ----------  ----------
 Balance at
  end of period   $   17,891  $   17,023  $   15,969  $   17,891  $   15,969
 Reserves/Loans
  Receivable            1.50%       1.48%       1.53%


 NON-PERFORMING ASSETS

 (unaudited)
 (dollars           Dec 31,    Sept 30,     Dec 31,
  in 000s)           2007        2007        2006
 ---------------------------------------------------
 Accruing loans -
  90 days
  past due        $       --  $       --  $       33
 Non-accrual
  loans                  990           6       1,040
 Restructured
  loans                   --          --          --
                  ----------  ----------  ----------
 Total
  non-performing
  loans           $      990  $        6       1,073
 Total non-
  performing
  loans/net loans       0.08%       0.00%       0.10%
 Real estate
  owned           $      655  $      725          --
                  ----------  ----------  ----------
 Total
  non-performing
  assets          $    1,645  $      731  $    1,073
 Total non-
  performing
  assets/total
  assets                0.12%       0.05%       0.09%


                                    # # #